EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in this Registration Statement of VendingData Corporation on Form SB-2 of my report dated March 14, 2003, relating to the financial statements of VendingData Corporation as of December 31, 2002, appearing in the Prospectus, which is part of this Registration Statement.  I also consent to all references to my firm included in this Registration Statement on Form SB-2 and the reference to me under the heading “Experts” in such Prospectus.

/s/ JAMES E. SCHEIFLEY
James E. Scheifley, Certified Public Accountant

November 12, 2003

Dillon, Colorado